                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2002

                         Softwall Equipment Corporation
             (Exact name of registrant as specified in its charter)

            Utah                  0001082562                87 0624752
       (State or other          (Commission File           (IRS Employer
       jurisdiction of)              Number)             Identification No.)

                             11602 Colchester Drive
                                Sandy, Utah 84092
                    (Address of principal executive offices)

                                  801 572-4724
                           (Issuer's telephone number)

          (Former name or former address, if changed since last report)

                                        1

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                  Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not applicable

ITEM 5.  OTHER EVENTS

On July 9, 2002, Softwall Equipment Corporation (the "Registrant")filed an 8K indicating it had entered into an Agreement and Plan of Reorganization and Share
Exchange with U.S. Technical Consultants ("US Tech"), Inc. dated July 1, 2002
(the "Agreement"), which would result in a change in the control of the
Registrant and acquisition and disposition of the assets of the Registrant. The
Agreement has not closed and has been terminated by the Registrant effective
September 9, 2002, due to the failure of US Tech to meet certain obligations which were a condition to closing. The ownership and control of the Registrant continues to be as indicated in the Registrant's 10Q filed on August 19,2002, which is hereby incorporated by reference. Stock was not transferred, control of the registrant was not transferred to US Tech Directors and the share exchange was never registered with the State of Utah.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

                  Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  Exhibit 10

Letter from Randall Peterson, Chief Executive Officer and president of the
Registrant to US Tech, notifying them of the termination of the Agreement, dated
September 9, 2002.

                                        2

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                                                    /s/ Randall Peterson
                                                    ----------------------------
                                                        Randall Peterson
                                                       (Registrant)

Date: September 9, 2002